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                                                                    Exhibit 10.3

              FIRST AMENDMENT TO HEALTH SERVICES AGREEMENT BETWEEN
        HIP OF NEW JERSEY, INC. AND PINNACLE HEALTH ENTERPRISES, L.L.C.
                          (DATED AS OF JULY 24, 1997)



     HIP of New Jersey, Inc. and Pinnacle Health Enterprises, L.L.C. hereby agree that the Health Services Agreement by and between HIP of New Jersey, Inc. and Pinnacle Health Enterprises, L.L.C. dated as of July 24, 1997 is hereby amended as follows:

1.   A new Section 2A is hereby added as follows:

     Plan's Obligations.  Nothing contained in this Agreement, is intended to,
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     nor shall be construed to (a) limit or otherwise constrain the Plan's obligations under the Coverage Plans or applicable law including common law, rules or regulations, including without limitation the Health Maintenance Organization Act, N.J.S.A. 26:2J-1 and the rules and regulations promulgated thereunder (collectively, the "Act") to provide or
                                                            ---
     arrange for Covered Services to Covered Persons; (b) limit or diminish in any respect the Plan's liability to third parties, including without limitation Covered Persons, for the breach of its obligations under the Coverage Plans or its violation of applicable laws including common law, rules or regulations, including without limitation the Act; (c) modify or expand the obligations of the Plan to provide or arrange for Covered Services to Covered Persons or under applicable law including common law, rules or regulations, including without limitation the Act; or (d) modify or expand the Plan's liability to other persons or entities, including without limitation Covered Persons, for the breach of its obligations under the Coverage Plans or its violation of applicable laws including common law, rules or regulations, including without limitation the Act.

2.   Section 2.1 is hereby deleted and replaced with the following:

     Independent Contractors.  The Plan and PHE are independent contractors and
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     separate legal entities.  The relationship between the Plan and PHE is reflected in this Agreement, and neither the Plan, PHE, nor the employees, servants or representatives of either, shall be considered the employee, servant or representative of the other. None of the provisions of this Agreement are intended to create or to be construed as creating any partnership, joint venture or employer-employee relationship between or among the Plan, PHE or any of their respective employees, servants or representatives.

3.   Section 2.4 is hereby deleted and replaced with the following:

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     Subcontracts.  PHE has the right to delegate by subcontract certain
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     Delegated Functions to the Medical Group and the PHE Providers, under the
     Medical Services Agreement and the Provider Agreements, respectively, or to another subcontractor, subject to the Plan's prior consent, which consent shall not be unreasonably withheld, and provided that no subcontract shall be entered by PHE unless it complies with the requirements of N.J.A.C. 8:38-1.1 et seq. and in particular N.J.A.C. 8:38-15.1(a) and (b). PHE may enter into other subcontracts for the performance of its administrative obligations hereunder; provided, however, that to the extent any such subcontract for administrative services has an adverse effect on the Plan's relationship with Covered Persons, such subcontract shall be subject to the Plan's prior consent upon ten (10) days' notice. In the event that PHE enters into contracts and/or subcontracts for the performance of its obligations hereunder, PHE shall be responsible for assuring performance by its contractors and/or subcontractors.

     The parties agree that PHE shall not enter any agreement with any third-party for the delivery of health care services to HIP covered persons which is subject to N.J.A.C. 8:38-15.1(a) and (b), without first meeting the requirements of N.J.A.C. 8:38-15.2 including required approvals from the State of New Jersey.

4.   Section 3.6(a) is hereby deleted and replaced with the following:


     (a) PHE has two basic models of PHE Provider Agreements; one for Medical Group, which is the Medical Services Agreement, and one for other PHE Providers, which is the Provider Agreement. The form of the Medical Services Agreement is annexed as Exhibit A, and the model form of Provider Agreement is annexed as Exhibit B. These forms are approved by all applicable governmental authorities and Accreditation Agencies (to the extent required). PHE shall have the right to modify these agreements, provided that such modifications shall not cause PHE to be in violation of this Agreement, and subject to approval of governmental agencies with jurisdiction, PHE shall provide the Plan with prior notice of any material changes to the model forms described herein and any changes required by law or regulation. PHE and the Plan shall have the opportunity to discuss, and the Plan may provide, input regarding such material changes prior to their implementation. PHE hereby represents and warrants, and has secured from Medical Group in the Medical Services Agreement and will secure from other Providers in the Provider Agreement, their representation and warranty, that it has the authority to bind the Medical Group and Providers, and that it will require the Medical Group and Providers to comply with the applicable provisions of this Agreement, including but not limited to the obligations to submit appropriate documentation to the Plan, uphold the exclusivity provisions, comply with medical management and quality programs, hold harmless Covered Persons from any billing for Covered Services, maintain appropriate medical

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          records, secure such professional liability coverage as required by the Plan, use best efforts to develop a satisfactory relationship with Covered Persons, and provide encounter and claims data electronically in accordance with the standards agreed to by the parties which take into account as needed the Plan's need to respond to any regulatory agency, Accreditation Agency or employer inquiry.

1.   Section 3.9(a) is deleted and replaced with the following:

     (a) PHE hereby agrees that in no event, including, but not limited to non-payment by the Plan, insolvency or breach of this Agreement, shall PHE, nor shall PHE permit Medical Group, or any other PHE Providers to bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against any Covered Person, or persons other than the Plan or PHE acting on their behalf, for Covered Services provided pursuant to this Agreement. This provision shall not prohibit collection of fees for Non-Covered Services, Coinsurance, Copayments, or Deductibles in accordance with the terms of the Covered Person's Coverage Plan. PHE further agrees that (I) this Section 3.9 shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of Covered Persons and (ii) supersedes any oral or written contrary agreement now existing or hereafter entered into between PHE and Medical Group, or between medical Group or PHE and a PHE Provider and a Covered Person, or Persons acting on their behalf. Any modification, addition, or deletion to the provisions of this Section 3.9 shall become effective on a date no earlier than thirty (30) days after the Commissioner of Banking and Insurance has received written notice of such proposed changes and the change has been deemed approved, or else the Commissioner of Banking and Insurance has approved the proposed changes.

1.   Section 3.19(a) is deleted and replaced with the following:

     (a) Subject to the Plan's financial responsibility for Covered Services rendered to Network Covered Persons as provided in Attachment
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          1.1 during the Financial Risk Period, the cost of any Covered Services
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          rendered on behalf of PHE Providers by a Covering Physician shall be the financial responsibility of PHE. Notwithstanding this, HIP recognizes its responsibilities under N.J.A.C. 8:38-15.2(f).

1.   Section 3.20 is deleted and replaced with the following:

     Coordination of Benefits.  The parties shall cooperate, and PHE shall cause
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     PHE Providers to cooperate, in the performance of coordination of benefits.
     The Plan has the

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     right to all coordination of benefit recoveries for services performed for
     Network Covered Persons only during the Financial Risk Period. PHE shall have the right to all coordination of benefit recoveries for Covered Services performed for Center Covered Persons from and after the Effective Date and for Network Covered Persons, after the Financial Risk Period. If a Covered Person who is treated by a PHE Provider is covered by health care coverage provided by any Person other than the Plan, and if such other Person is the primary carrier, PHE shall, and shall cause PHE Providers to, cooperate with the Plan in all billings of such primary carrier on behalf of the Covered Person for the Covered Services rendered by PHE or PHE Providers, such billings to be at PHE Providers full customary fee. Furthermore, PHE shall, or shall cause PHE Providers to execute any necessary document in connection with the submission of such bills and claims by the Plan or the Covered Person. The parties agree to abide by any applicable state or federal law concerning coordination of benefits.

2.   Section 3.26 is deleted and replaced with the following:

     Claims Processing.  Subject to the Transition Plan, which shall set forth a
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     specific period of time after the Effective Date during which the Plan shall remain responsible for claims processing, PHE shall adjudicate all Provider claims for all Covered Services in accordance with its policies and procedures, subject to approval by the Plan, which shall not be unreasonably withheld. PHE shall provide to the Plan claims payment reports reasonably satisfactory to the Plan including those claims paid for ASO and POS products. PHE shall perform claims processing in accordance with the applicable standards set forth in Attachment 5.5 and shall comply
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     with all applicable laws, rules and regulations regarding claims processing. Without limiting the foregoing, the parties agree to abide by the requirements of N.J.S.A. 26:25-5.1, including with respect to Network provider claims. Should PHE fail to pay in accordance with applicable laws, rules and regulations regarding claims processing, then PHE shall pay sums covering such claims to the Plan at such time and the Plan shall pay such Provider claims in accordance with Attachment 5.5 and all applicable
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     laws, rules and regulations.

3.   Section 3.27 is deleted and replaced with the following:

     Financial Net Worth.  PHE shall be responsible at all times to have
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     sufficient funds to perform its financial responsibilities under this
     Agreement related to payment of all incurred claims. PHE shall report to the Plan on its fiscal soundness and fiscal solvency and shall cause PHP to provide the Plan with audited annual financial statements and quarterly unaudited financial statements. PHE shall cause PHP to provide, promptly after the sending or filing thereof, to the Plan, copies of all reports which PHP sends to its stockholders generally and copies of all reports and registration statements (promptly after becoming effective) which PHP files with the Securities and Exchange Commission, any national securities exchange, or the National Association of Securities Dealers, Inc.

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     If at any time the Plan reasonably believes that additional financial mechanisms may be appropriate based upon the financial performance of PHE for Covered Persons, it shall contact PHE. PHE will take whatever reasonable action is necessary to assure that its financial obligations under this Agreement will be satisfied including payment of all incurred claims. In the event that PHP is no longer a publicly held corporation, PHE shall cause PHP to provide financial information substantially similar to the information provided in its current filings with the Securities and Exchange Commission.

4.   Section 3.28(a) is hereby deleted and replaced with the following:

     (a) The Plan and the State shall have the right to audit the accuracy of claims paid by PHE. Such audit shall be conducted in accordance with the standards established by the Plan and as otherwise required by federal and State regulators and/or Accreditation Agencies and shall consist of a review of a statistically valid sample of such claims, and shall further be governed by the provisions of the Provider Guide and applicable regulations. Such audit shall be during normal business hours of PHE. The audit shall consist of a review of those records whose review PHE and the Plan agree is necessary to determine the accuracy of said claim adjudication. The Plan, at its own cost, may engage a third party to conduct such audit on its behalf, provided that such third party agrees in writing to the limitations on right to audit set forth in Subsection (b) below.

1.   A new Section 6.1(a) is hereby added as follows:

     (a)       Reserves at Termination.  Within 90 days of the date that notice
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          of renewal is due under this section for the initial or any extended or renewal term of this Agreement, and if the term of this Agreement shall not have been extended or renewed, then the parties shall agree upon a procedure for funding reserves of the incurred but unpaid claims that are due to be paid by PHE following termination of this Agreement. PHE agrees to fund any deposit requirement associated with the Plan's Covered Persons by either: (i) leaving claims unpaid at termination and providing the Plan with funds that the Plan determines are sufficient to fund reserves for incurred but unpaid claims, provided that the Plan and PHE mutually agree on the amount of funds necessary to cover PHE's liability for incurred and unpaid claims at termination, or (ii) establishing a joint escrow fund under joint administration with the Plan to be funded by a portion of the Percentage of Premium (POP) paid to PHE to pay the incurred but unpaid claims due from PHE following termination of this Agreement. It is agreed that any escrow funds shall be used to pay such incurred but unpaid claims. The amounts to be included in such escrow fund shall be mutually agreeable, or, if HIP and PHE cannot so agree, then an initial amount determined by PHE; provided, however, that if such amount shall not be sufficient to pay such incurred claims, PHE shall remain

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          liable to deposit the amount of such deficiency in the escrow fund.
          Except as otherwise provided in this Agreement, nothing in this
          Section 6.1(a) shall require PHE to pay any amounts prior to the final year of the initial or any extended or renewal term to fund reserves or deposit requirements by HIP for any reason including any guarantee of PHE's performance under this Agreement.

1.   Attachment 1.1B first paragraph is deleted and replaced with the following:

     Center Covered Persons.  From the Effective Date through December 31, 1997
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     (except if PHE assumes responsibility for claims processing at an earlier date that is mutually agreed to by the Parties), Plan or its designated CP Administrator shall be responsible for paying "Eligible Claims" for Covered Services rendered to Center Covered Persons. For purposes of this Attachment 1.1, Eligible Claims are those incurred claims that are for services rendered during the Financial Risk Period and that meet the standards for Claims as set forth in Section 5.5 and Attachment 5.5 of this Agreement and have been verified to represent a Covered Service to a Covered Person offset by any applicable third party recoveries and repriced to meet the criteria set forth herein. For each Plan Provider, Eligible Claims shall be paid on the basis of the Plan's applicable fee schedule until such time as the Plan Provider has entered a Provider Agreement with PHE and is listed by PHE as a PHE Provider; thereafter, each such PHE Provider shall be paid on the basis of the PHE Fee Schedule. (No claims shall be paid to the Medical Group for primary care services covered for Center Covered Persons). In processing claims on behalf of PHE, the Plan shall meet mutually agreeable and appropriate standards for timeliness, accuracy, reliability, reporting, and compliance with PHE's utilization management and cost control policies and procedures. PHE shall reimburse the Plan by wire transfer or other means as is mutually agreeable for each Eligible Claim within two days of receiving an Electronic Claims Payable Report (which shall mean a report, in computer compatible format, which contains reasonably sufficient detail from which eligibility, and amounts charged, covered and payable with respect to the claims for Covered Persons may be determined).

2. Except as amended as expressly provided herein, all other terms and conditions of the Health Services Agreement by and between HIP of New Jersey, Inc. and Pinnacle Health Enterprises, L.L.C., dated as of July 24, 1997, shall remain in full force and effect.

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3.   This First Amendment to the Health Services Agreement by and between HIP of
     New Jersey, Inc. and Pinnacle Health Enterprises, L.L.C., dated as of July 24, 1997, shall be effective on the date signed by the last party to sign this Amendment.


HIP OF NEW JERSEY, INC.            PINNACLE HEALTH ENTERPRISES, L.L.C.


By: /s/ Victoria A. Wicks          By: /s/ Paul W. Frankel, M.D.
Date: October 31, 1997             Date: October 31, 1997


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